Exhibit 99.2

Filed Pursuant to Rule 424(b)(5)
Registration No. 333-128088
PROSPECTUS SUPPLEMENT (TO PROSPECTUS DATED JANUARY 23, 2007)

6,737,166 Shares of our Common Stock

We are offering directly to selected investors 6,737,166 shares of our common stock pursuant to this prospectus supplement and the accompanying prospectus. The common stock is being offered at a per share purchase price of $3.59.

Our common stock is listed on the NASDAQ Global Market under the symbol “FCEL”. On June 15, 2009, the last reported sale price for our common stock on the NASDAQ Global Market was $4.39 per share.

We are offering these shares of common stock on a best efforts basis to certain institutional investors. We have retained Canaccord Adams Inc. and Lazard Capital Markets LLC as our placement agents in connection with this offering.

Investing in our common stock involves risks.  See “Risk Factors” beginning on page S-8 of this prospectus supplement to read about factors you should consider before buying shares of our common stock.

	Per Share	Total

Public Offering Price	$3.59	$24,186,426
Placement Agents’ Fees	$0.22	$1,451,186
Proceeds, before expenses, to us	$3.37	$22,735,240

We expect the total offering expenses, excluding the placement agency fee, to be approximately $250,000. Because there is no minimum offering amount required as a condition to closing in this offering, the actual public offering amount, placement agents’ fees and net proceeds to us, in any, in this offering are not presently determinable and may be substantially less than the total maximum offering amounts set forth above. The placement agents are not required to place any specific number or dollar amount of shares of common stock offered in this offering, but will use their best efforts to place the common stock. Pursuant to an escrow agreement amount us, the placement agents and an escrow agent, a portion of the funds received in payment for the common stock sold in this offering will be wired to a non-interest bearing escrow account and held until we and the placement agents notify the escrow agent that this offering has closed, indicating the date on which the shares of common stock are to be delivered to the purchasers and the proceeds are to be delivered to us. The placement agents are not purchasing or selling any shares of common stock pursuant to this prospectus supplement or the accompanying prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement is accurate or complete. Any representation to the contrary is a criminal offense.

Canaccord Adams	Lazard Capital Markets

The date of this prospectus supplement is June 16, 2009.

ABOUT THIS PROSPECTUS SUPPLEMENT

A registration statement on Form S-3 (File no. 333-128088) utilizing a shelf registration process relating to the securities described in this prospectus supplement was filed with the Securities and Exchange Commission, or the SEC, on January 23, 2007 and was declared effective on February 6, 2007. Under this shelf registration process, of which this offering is a part, we may, from time to time, sell up to an aggregate of $150.0 million of our securities. In April of 2007 we sold approximately $70.2 million of common stock under this shelf registration process.

This document is in two parts. The first part is this prospectus supplement, which describes the terms of this offering of our common stock and also adds, updates and changes information contained in the accompanying prospectus and the documents incorporated by reference. The second part is the accompanying prospectus, which gives more general information, some of which may not apply to this offering of our common stock. To the extent the information contained in this prospectus supplement differs or varies from the information contained in the accompanying prospectus or any document filed prior to the date of this prospectus supplement and incorporated by reference, the information in this prospectus supplement will control.

You should rely only on the information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus. We have not, and the placement agents have not, authorized anyone to provide you with information that is different. This prospectus supplement is not an offer to sell or solicitation of an offer to buy these shares of our common stock or warrants in any circumstances under which the offer or solicitation is unlawful. We are offering to sell, and seeking offers to buy, our securities only in jurisdictions where offers and sales are permitted. You should not assume that the information we have included in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date of this prospectus supplement or the accompanying prospectus, respectively, or that any information we have incorporated by reference is accurate as of any date other than the date of the document incorporated by reference, regardless of the time of delivery of this prospectus supplement or of any shares of our common stock.

Forward-looking Statements

Some of the statements contained in this prospectus supplement or incorporated by reference into this prospectus supplement are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and are subject to the safe harbor created by the Securities Litigation Reform Act of 1995. We have based these forward-looking statements largely on our expectations and projections about future events and financial trends affecting the financial condition and/or operating results of our business. Words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” the negative of these words, or similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict; therefore, actual results may differ materially from those expressed or forecasted in any forward-looking statements. The risks and uncertainties include those noted under the heading “Risk Factors” below, in the filings incorporated herein by reference and in the accompanying prospectus. There are important factors that could cause actual results to be substantially different from the results expressed or implied by these forward-looking statements including, among other things:

•	our ability to become profitable and attain positive cash flow;

•	our ability to successfully implement our cost reduction strategy and increase our production;

•	the impact of competition and technological change on our business;

•	the effect of market conditions on our long-term power purchase and service agreements with our customers;

•	our ability to successfully market and commercialize our Direct FuelCell® products and our other products and product candidates;

•	our dependence on government research and development contracts and the effect that a negative government audit could have on our business;

•	our dependence on a limited number of third-party suppliers for our Direct FuelCell® products;

•	our dependence on our intellectual property and ability to protect our proprietary rights and operate our business without conflicting with the rights of others;

•	the effect that any intellectual property litigation or product liability claims may have on our business and operating and financial performance;

•	our ability to attract and retain key, qualified management and technical personnel;

•	the negative effect of the imposition of customer fees or interconnection requirements on our customers by utility companies;

•	the effect that environmental litigation or remediation requirements may have on our business and operating and financial performance; and

•	other factors set forth under “Risk Factors” below and in the accompanying prospectus, as well as in all filings incorporated by reference into this prospectus supplement.

We do not intend to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Past financial or operating performance is not necessarily a reliable indicator of future performance, and you should not use our historical performance to anticipate results or future period trends.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights information contained elsewhere or incorporated by reference into this prospectus supplement and accompanying prospectus. This summary does not contain all of the information that you should consider before investing in our common stock. You should carefully read the entire prospectus supplement and the accompanying prospectus, including the “Risk Factors” section, starting on page S-8 of this prospectus supplement, as well as the financial statements and the other information incorporated by reference herein before making an investment decision.

Overview

FuelCell Energy is a world leader in the development and production of stationary fuel cells for commercial, industrial, government, and utility customers. FuelCell Energy’s ultra-clean and high efficiency Direct FuelCell® (“DFC®”) power plants are generating power at approximately 50 locations worldwide. The Company’s power plants have generated more than 315 million kWh of power using a variety of fuels including renewable wastewater gas, biogas from beer and food processing, as well as natural gas and other hydrocarbon fuels.

Our Company was founded in 1969. Our core fuel cell products offer stationary power generation applications for customers. In addition to our commercial products, we continue to develop our carbonate fuel cells, planar solid oxide fuel cell (“SOFC”) technology and other fuel cell technology with our own and government research and development funds.

Our proprietary carbonate DFC power plants electrochemically (without combustion) produce electricity directly from readily available hydrocarbon fuels such as natural gas and biogas. Customers buy fuel cells to reduce cost and pollution, and improve power reliability. Electric generation without combustion significantly reduces harmful pollutants such as NOX and particulates. Higher fuel efficiency results in lower emissions of carbon dioxide (“CO2”), a major component of harmful greenhouse gases, and also results in less fuel needed per kWh of electricity generated and Btu of heat produced. Greater efficiency reduces customers’ exposure to volatile fuel costs and minimizes operating costs. Our fuel cells operate 24/7 providing reliable power to both on-site customers and for grid-support applications.

Compared to other power generation technologies, our products offer significant advantages including:

•	Virtually zero emissions

•	High fuel efficiency

•	Ability to site units locally as distributed power generation

•	Potentially lower cost power generation

•	Byproduct heat ideal for cogeneration applications

•	Reliable, 24/7 baseload power

•	Quiet operation

Typical customers for our products include manufacturers, mission critical institutions such as correction facilities and government installations, hotels, and customers who can use renewable gas for fuel such as breweries, food processors and wastewater treatment facilities. Our MW-class products are also used as grid support applications for utility customers. With increasing demand for renewable and ultra-clean power options and increased volatility in electric markets, our customers gain control of power generation economics, reliability, and emissions. Our fuel cells also offer flexible siting, easy permitting, and the ability to use multiple fuels.

Information contained on our website does not constitute part of this prospectus supplement or the accompanying prospectus. FuelCell Energy®, the FuelCell Energy logo, Direct FuelCell®, DFC-ERG® and DFC® are our trademarks. All other trademarks that may appear or be incorporated by reference into this prospectus supplement are the property of their respective owners.

Recent Developments

POSCO Power

On June 9, 2009, the Company entered into a Purchase and Sale Contract (the “Posco Contract”) with Posco Power for a total of 30.8 MW of FuelCell Energy DFC modules and components. The order represents an estimated sales value to the Company of $58 million and calls for delivery of units during 2010 and the first quarter of 2011. The Posco Contract provides that Posco will make a down payment to the Company in the amount of approximately $5.8 million (which represents 10% of the contract total price) within 30 days of June 9, 2009. The remaining payments shall be invoiced over as milestone payments over the course of the Posco Contract.

In conjunction with the Posco Contract, the Company also executed a Memorandum of Agreement whereby the parties have agreed to negotiate in good faith and exert their respective commercially reasonable efforts to enter into a new technology transfer agreement to allow Posco Power to assemble FuelCell Energy cell and module components into stack modules for sale in South Korea within 60 days from June 9, 2009, unless such 60 day period is extended by mutual agreement.

Posco has the right to terminate all or part of the Posco Contract in the event that the Company and Posco, in the exercise of good faith and commercially reasonable efforts, fail to enter into such new technology transfer agreement. In the event of such termination, the 10% down payment is non-refundable, but may be used to offset any payments required for any portion of the Contract that is not terminated or cancelled by Posco.

On June 9, 2009, the Company also entered into a Securities Purchase Agreement with Posco Power whereby Posco will purchase $25 million of the Company’s common stock at $3.59 per share (the 10-day average of the Company’s stock closing price through June 8, 2009), which equals 6,963,788 shares, contingent on the new technology transfer agreement being executed. Posco’s ownership interest in the Company’s common stock was approximately 5 percent prior to this investment and will increase once this investment is finalized to approximately 14 percent based on total common stock outstanding as of June 8, 2009.

Under the Securities Purchase Agreement, if at any time the Company wishes to issue any new equity security (other than certain excluded securities), the Company must deliver a notice of such intention to Posco setting forth the material terms of such issuance. Posco has the right, upon written notice to the Company within 10 days of receipt of the Company’s notice, to elect to subscribe for, at the price and on the terms stated in the Company’s notice, such number of new securities such that Posco will maintain its pro rata equity ownership in the Company. Accordingly, Posco will have the right to purchase 386,601 additional shares of common stock as a result of the consummation of the sale of shares pursuant to this offering. The Company does not know whether Posco will exercise its right to purchase some or all of these additional shares.

THE OFFERING

Common Stock offered by us	6,737,166 Shares

Issue Price	$3.59

Common stock to be outstanding before this offering	70,488,302 Shares

Common stock to be outstanding after completion of this offering	77,225,468 Shares

Use of proceeds	We intend to use the net proceeds from this offering for market and product development, project financing, expansion of manufacturing capacity and general corporate purposes. We may invest the net proceeds temporarily in money-market funds or U.S. treasuries until we use them for their stated purpose.

Dividend Policy	We currently intend to retain any future earnings to fund the development and growth of our business and do not anticipate paying cash dividends in the foreseeable future.

Nasdaq Global Market Symbol	FCEL

Unless we indicate otherwise, all information in this prospectus supplement is based on 70,488,302 shares outstanding as of June 15, 2009, and excludes the following:

•	approximately 5,457,022 shares of our common stock issuable upon conversion of 64,120 shares of our 5% Series B Cumulative Convertible Perpetual Preferred Stock outstanding at June 15, 2009;

•	207,952 shares of our common stock issuable upon conversion of 1,000,000 Series 1 preferred shares issued by FuelCell Energy, Ltd., our wholly-owned Canadian subsidiary (formerly known as FCE Canada, Inc.) outstanding at June 15, 2009;

•	507,500 shares of our common stock issuable upon the exercise of warrants outstanding at June 15, 2009;

•	5,956,030 shares of our common stock issuable upon the exercise of options outstanding at May 31, 2009 under our stock option plans;

•	66,038 shares of our common stock available for future issuance under our stock option plans; and

•	207,207 shares of our common stock available for future issuance under our employee stock purchase plan.

RISK FACTORS

You should carefully consider the following risk factors before making an investment decision. If any of the following risks actually occur, our business, financial condition, or results of operations could be materially and adversely affected. In such cases, the trading price of our common stock could decline, and you may lose all or part of your investment.

We have incurred losses and anticipate continued losses and negative cash flow.

We have been transitioning from a contract research and development company to a commercial products developer and manufacturer. As such, we have not been profitable since our fiscal year ended October 31, 1997. We expect to continue to incur net losses and generate negative cash flow until we can produce sufficient revenues to cover our costs. We may never become profitable. Even if we do achieve profitability, we may be unable to sustain or increase our profitability in the future. For the reasons discussed in more detail below, there are substantial uncertainties associated with our achieving and sustaining profitability. We have, from time to time, sought financing in the public markets in order to fund operations. Our future ability to obtain such financing, if required, could be impaired by a variety of factors including the price of our common stock, the current global economic crisis and general market conditions.

Our cost reduction strategy may not succeed or may be significantly delayed, which may result in our inability to offer our products at competitive prices and may adversely affect our sales.

Our cost reduction strategy is based on the assumption that a significant increase in production will result in economies of scale. In addition, our cost reduction strategy relies on advancements in our manufacturing process, global competitive sourcing, engineering design and technology (including stack life and projected power output). Failure to achieve our cost reduction targets would have a material adverse effect on our commercialization plans and, therefore, our business, prospects, results of operations and financial condition.

Our products will compete with products using other energy sources, and if the prices of the alternative sources are lower than energy sources used by our products, sales of our products will be adversely affected. Volatility of electricity prices may impact sales of our products in the markets in which we compete.

Our Direct FuelCell® has been operated using a variety of hydrocarbon fuels, including natural gas, methanol, diesel, biogas, coal gas, coal mine methane, and propane. If these fuels are not readily available or if their prices increase such that electricity produced by our products costs more than electricity provided by other generation sources, our products would be less economically attractive to potential customers. In addition, we have no control over the prices of several types of competitive energy sources such as oil, gas or coal as well as local utility electricity costs. Significant decreases (or short term increases) in the price of these fuels or grid delivered prices for electricity could also have a material adverse effect on our business because other generation sources could be more economically attractive to consumers than our products.

The reduction or elimination of government subsidies and economic incentives for alternative energy technologies, including our fuel cell power plants, could reduce demand for our products, lead to a reduction in our revenues and adversely impact our operating results.

We believe that the near-term growth of alternative energy technologies, including our fuel cells, relies on the availability and size of government and economic incentives (including, but not limited to, the U.S. federal Investment Tax Credit and the incentive programs in South Korea and the state of California and state renewable portfolio standards programs). Many of these government incentives expire, phase out over time, exhaust the allocated funding, or require renewal by the applicable authority. In addition, these incentive programs could be challenged by utility companies, or for other reasons found to be unconstitutional, and/or could be reduced or discontinued for other reasons. The reduction, elimination, or expiration of government subsidies and economic incentives may result in the diminished economic competitiveness of our power plants to our customers and could materially and adversely affect the growth of alternative energy technologies, including our fuel cells, as well as our future operating results.

Financial markets worldwide are currently in the midst of an unprecedented crisis which may have a material adverse impact on the Company, our customers and our suppliers.

Financial markets are in an unprecedented financial crisis worldwide, affecting both debt and equity markets, which has substantially limited the amount of financing available to companies, including companies with substantially greater resources, better credit ratings and more successful operating histories than ours. It is impossible to predict how long this crisis will last or how it will be resolved and it may have a materially adverse affect on the Company for a number of reasons, such as:

•	The long term nature of our sales cycle often requires long lead times between order booking and product fulfillment. For this, we often require substantial cash down payments in advance of delivery. Our growth strategy assumes that financing will be available for our customers to provide for such down payments and to pay for our products. The worldwide credit crisis may delay, cancel or restrict the construction budgets and funds available to our customers that we expect to be the ultimate purchasers of our products and services.

•	Projects using our products are, in part, financed by equity investors interested in tax benefits as well as by the commercial and governmental debt markets. The recent significant declines in the US and international stock markets, coupled with the failure of several large financial institutions, has caused significant uncertainty and resulted in an increase in the return required by investors in relation to the risk of such projects. This in turn has increased the cost of capital to the point where new projects or projects in the early or planning stages may not receive funding or may have project delays or cancellations.

If we, or our customers and suppliers, cannot obtain financing under favorable terms during the current financial crisis or should the financial crisis worsen, our business may be negatively impacted.

We have signed long-term service contracts and power purchase agreements with customers subject to market conditions and operating risks that may affect our operating results.

We have contracted with certain customers to provide service to fuel cell power plants over terms ranging from one to thirteen years. Under the provisions of these contracts, we provide services to maintain, monitor, and repair customer power plants to meet minimum operating levels. Pricing for service contracts is based upon estimates of future costs, which given the early stage of development could be materially different from actual expenses. While we have conducted tests to determine the overall life of our products, we have not run our products over their projected useful life prior to large-scale commercialization. As a result, we cannot be sure that our products will last to their expected useful life, which could result in warranty claims and further losses on service contracts.

Under the terms of our power purchase agreements, customers agree to purchase power from our fuel cell power plants at negotiated rates, generally for periods of five to ten years. Electricity rates are generally a function of the customer’s current and future electricity pricing available from the grid. Revenues are earned and collected under these PPAs as power is produced. As owner of the power plants in these PPA entities, we are responsible for all operating costs necessary to maintain, monitor and repair the power plants. Under certain agreements, we are also responsible for procuring fuel, generally natural gas, to run the power plants. Should electricity rates decrease or operating costs increase from our original estimates, our results of operations could be negatively impacted. We have qualified for incentive funding for these projects in California under the states’ Self-Generation Incentive Funding Program (SGIP) and from other government programs. Funds are payable upon commercial installation and demonstration of the plant and may require return of the funds for failure of certain performance requirements. Revenue related to these incentive funds is recognized ratably over the performance period. We are not required to produce minimum amounts of power under our PPA agreements, and we have the right to terminate PPA agreements by giving written notice to the customer, subject to certain exit costs.

We extend product warranties which could affect our operating results.

We warranty our products for a specific period of time against manufacturing or performance defects. Warranty costs have historically been immaterial and are currently expensed as incurred. As a result operating results could be negatively impacted should there be product manufacturing or performance defects.

We currently face and will continue to face significant competition.

Our Direct FuelCell® currently faces, and will continue to face, significant competition. We compete on the basis of our products’ reliability, fuel efficiency, environmental considerations and cost. Technological advances in alternative energy products or improvements in the electric grid or other sources of power generation, or other fuel cell technologies may negatively affect the development or sale of some or all of our products or make our products non-competitive or obsolete prior to commercialization or afterwards. Other companies, some of which have substantially greater resources than ours, are currently engaged in the development of products and technologies that are similar to, or may be competitive with, our products and technologies.

Several companies in the U.S. are involved in fuel cell development, although we believe we are the only domestic company engaged in significant manufacturing and commercialization of carbonate fuel cells. Emerging fuel cell technologies (and companies developing them) include proton exchange membrane fuel cells (Ballard Power Systems, Inc.; United Technologies Corp. or UTC Power; and Plug Power), phosphoric acid fuel cells (UTC Power and Samsung Everland) and solid oxide fuel cells (Siemens Westinghouse Electric Company, General Electric, Delphi, Rolls Royce, Bloom Energy, and Acumentrics). Each of these competitors has the potential to capture market share in our target markets.

There are other potential carbonate fuel cell competitors internationally. In Europe, a company in Italy, Ansaldo Fuel Cells, is actively engaged in carbonate fuel cell development and is a potential competitor. Fuji Electric has been involved with both PEM and phosphoric acid fuel cells. In Korea, Doosan Corporation is engaged in carbonate fuel cell development.

Other than fuel cell developers, we must also compete with such companies as Caterpillar, Cummins, and Detroit Diesel, which manufacture more mature combustion-based equipment, including various engines and turbines, and have well-established manufacturing, distribution, and operating and cost features. Significant competition may also come from gas turbine companies like General Electric, Ingersoll Rand, Solar Turbines and Kawasaki, which have recently made progress in improving fuel efficiency and reducing pollution in large-size combined cycle natural gas fueled generators. These companies have also made efforts to extend these advantages to smaller sizes.

MTU Onsite Energy may develop competing technologies.

MTU Onsite Energy (formerly CFC Solutions Gmbh) is currently developing carbonate fuel cell technology. If this technology does not use DFC know-how, MTU Onsite Energy must use good faith efforts to license the technology to us. If MTU Onsite Energy is successful but does not grant us a license, it may be directly competing with us while having a significant ownership interest in us, and a seat on our board of directors. We have agreed with MTU Onsite Energy to continue developing products with as much commonality as possible. However, the license agreement between us and MTU Onsite Energy provides that each of us retains the right to independently pursue the development of carbonate fuel cell technologies.

We have limited experience manufacturing our Direct FuelCell® products on a commercial basis, which may adversely affect our planned increases in production capacity and our ability to satisfy customer requirements.

We have limited experience manufacturing our Direct FuelCell® products on a commercial basis. Our overall manufacturing process (module manufacturing, final assembly, and test and conditioning) has a production capacity of 50 MW per year. We expect that we will further increase our manufacturing capacity based on market demand. We cannot be sure that we will be able to achieve any planned increases in production capacity. Also, as we scale up our production capacity, we cannot be sure that unplanned failures or other technical problems relating to the manufacturing process will not occur.

Even if we are successful in achieving our planned increases in production capacity, we cannot be sure that we will do so in time to meet our product commercialization schedule or to satisfy the requirements of our customers. Additionally, we cannot be sure that we will be able to develop efficient, low-cost manufacturing capabilities and processes (including automation) that will enable us to meet our cost goals and profitability projections. Our failure to develop advanced manufacturing capabilities and processes, or meet our cost goals, could have a material adverse effect on our business, prospects, results of operations and financial condition.

Unanticipated increases or decreases in business growth may result in adverse financial consequences for us.

If our business grows more quickly than we anticipate, our existing and planned manufacturing facilities may become inadequate and we may need to seek out new or additional space at considerable cost to us. If our business does not grow as quickly as we expect, our existing and planned manufacturing facilities would, in part, represent excess capacity for which we may not recover the cost; in that circumstance, our revenues may be inadequate to support our committed costs and our planned growth, and our gross margins, and business strategy would be adversely affected.

Our plans are dependent on market acceptance of our Direct FuelCell® products.

Our plans are dependent upon market acceptance of, as well as enhancements to, those products. Fuel cell systems represent an emerging market, and we cannot be sure that potential customers will accept fuel cells as a replacement for traditional power sources. As is typical in a rapidly evolving industry, demand and market acceptance for recently introduced products and services are subject to a high level of uncertainty and risk. Since the distributed generation market is still evolving, it is difficult to predict with certainty the size of the market and its growth rate. The development of a market for our Direct FuelCell® products may be affected by many factors that are out of our control, including:

•	the cost competitiveness of our fuel cell products;

•	the future costs of natural gas and other fuels used by our fuel cell products;

•	customer reluctance to try a new product;

•	perceptions of the safety of our fuel cell products;

•	the market for distributed generation;

•	local permitting and environmental requirements; and

•	the emergence of newer, more competitive technologies and products.

If a sufficient market fails to develop or develops more slowly than we anticipate, we may be unable to recover the losses we will have incurred in the development of Direct FuelCell® products and may never achieve profitability.

As we continue to commercialize our Direct FuelCell® products, we intend to continue to develop warranties, production guarantees and other terms and conditions relating to our products that will be acceptable to the marketplace, and continue to develop a service organization that will aid in servicing our products and obtain self-regulatory certifications, if available, with respect to our products. Failure to achieve any of these objectives may also slow the development of a sufficient market for our products and, therefore, have a material adverse effect on our financial results.

We are substantially dependent on a small number of customers and the loss of any one of these customers could adversely affect our business, financial condition and results of operations.

In fiscal 2008, 2007, and 2006, our top two customers accounted for 62%, 45%, and 47%, respectively of our total annual consolidated revenue. During the six months ended April 30, 2009, our top two customers accounted for 84% of our total annual consolidated revenue. There can be no assurance that we will continue to achieve historical levels of sales of our products to our largest customers. Even though our customer base is expected to increase and our revenue streams to diversify, a substantial portion of net revenues could continue to depend on sales to a limited number of customers. Our agreements with these customers may be cancelled if we fail to meet certain product specifications or materially breach the agreement, and our customers may seek to renegotiate the terms of current agreements or renewals. The loss of, or a reduction in sales to, one or more of our larger customers could have a material adverse affect on our business, financial condition and results of operations.

Our government research and development contracts are subject to the risk of termination by the contracting party and we may not realize the full amounts allocated under the contracts due to the lack of Congressional appropriations.

A portion of our fuel cell revenues have been derived from long-term cooperative agreements and other contracts with the U.S. Department of Energy, the U.S. Department of Defense, the U.S. Navy, and other U.S. government agencies. These agreements are important to the continued development of our technology and our products.

Generally, our U.S. government research and development contracts are subject to the risk of termination at the convenience of the contracting agency. Furthermore, these contracts, irrespective of the amounts allocated by the contracting agency, are subject to annual Congressional appropriations and the results of government or agency sponsored reviews and audits of our cost reduction projections and efforts. We can only receive funds under these contracts ultimately made available to us annually by Congress as a result of the appropriations process. Accordingly, we cannot be sure whether we will receive the full amounts awarded under our government research and development or other contracts. Failure to receive the full amounts under any of our government research and development contracts could materially and adversely affect our business prospects, results of operations, and financial conditions.

A negative government audit could result in an adverse adjustment of our revenue and costs and could result in civil and criminal penalties

Government agencies, such as the Defense Contract Audit Agency, routinely audit and investigate government contractors. These agencies review a contractor’s performance under its contracts, cost structure, and compliance with applicable laws, regulations, and standards. If the agencies determine through these audits or reviews that we improperly allocated costs to specific contracts, they will not reimburse us for these costs. Therefore, an audit could result in adjustments to our revenue and costs.

Further, although we have internal controls in place to oversee our government contracts, no assurance can be given that these controls are sufficient to prevent isolated violations of applicable laws, regulations and standards. If the agencies determine that we or one of our subcontractors engaged in improper conduct, we may be subject to civil or criminal penalties and administrative sanctions, payments, fines, and suspension or prohibition from doing business with the government, any of which could materially affect our financial condition.

The U.S. government has certain rights relating to our intellectual property, including restricting or taking title to certain patents.

Many of our U.S. patents relating to our fuel cell technology are the result of government-funded research and development programs. One of our patents that was the result of DOE-funded research prior to January 1988 (the date that we qualified as a “small business”) is owned by the U.S. government and has been licensed to us. This license is revocable only in the limited circumstances where it has been demonstrated that we are not making an effort to commercialize the invention. We own all patents resulting from research funded by our DOE contracts awarded after January 1988 to date, based on our “small business” status when each contract was awarded. Under current regulations, patents resulting from research funded by government agencies other than the DOE are owned by us, whether or not we are a “small business.”

Ten U.S. patents that we own have resulted from government-funded research and are subject to the risk of exercise of “march-in” rights by the government. March-in rights refer to the right of the U.S. government or a government agency to exercise its non-exclusive, royalty-free, irrevocable worldwide license to any technology developed under contracts funded by the government if the contractor fails to continue to develop the technology. These “march-in” rights permit the U.S. government to take title to these patents and license the patented technology to third parties if the contractor fails to utilize the patents. In addition, our DOE-funded research and development agreements also require us to agree that we will not provide to a foreign entity any fuel cell technology subject to that agreement unless the fuel cell technology will be substantially manufactured in the U.S. Accordingly, we could lose some or all of the value of these patents.

As a “large business,” we face additional requirements in order to obtain ownership of future patents under DOE-funded contracts.

Qualifying as a “small business” under DOE contracts allowed us to own the patents that we developed under DOE contracts. A “small business” under applicable government regulations generally consists of no more than 500 employees averaged over a one year period. As we have continued to grow, we no longer qualify as a “small business”. We ended fiscal 2008 with a total of 534 full-time employees and our one year average exceeded 500 employees in April 2009, qualifying us as a “large business”. Therefore, in order to own future patents we develop under certain future contracts, grants or cooperative agreements funded by the DOE, we must obtain a patent waiver from the DOE. Should we not obtain a patent waiver and outright ownership, we would nevertheless retain exclusive rights to any such patents, so long as we continue to commercialize the technology covered by the patents. While we cannot guarantee the outcome of any such waiver application, we believe we will be able to continue to obtain necessary protection of our patents.

Our future success and growth is dependent on our distribution strategy.

We cannot assure you that we will enter into distributor relationships that are consistent with, or sufficient to support, our commercialization plans, and our growth strategy or that these relationships will be on terms favorable to us. Even if we enter into these types of relationships, we cannot assure you that the distributors with which we form relationships will focus adequate resources on selling our products or will be successful in selling them. Some of these distributor arrangements have or will require that we grant exclusive distribution rights to companies in defined territories. These exclusive arrangements could result in our being unable to enter into other arrangements at a time when the distributor with which we form a relationship is not successful in selling our products or has reduced its commitment to marketing our products. In addition, certain distributor arrangements include, and some future distributor arrangements may also include, the issuance of equity and warrants to purchase our equity, which may have an adverse affect on our stock price. To the extent we enter into distributor relationships, the failure of these distributors to assist us with the marketing and distribution of our products may adversely affect our results of operations and financial condition.

We cannot be sure that our original equipment manufacturers (“OEMs”) will manufacture or package products using our Direct FuelCell® components. Our success will largely depend upon our ability to make our products compatible with the power plant products of OEMs and the ability of these OEMs to sell their products containing our products. In addition, some OEMs may need to redesign or modify their existing power plant products to fully incorporate our products. Accordingly, any integration, design, manufacturing or marketing problems encountered by OEMs could adversely affect the market for our Direct FuelCell® products and, therefore, our business prospects, results of operations and financial condition.

We depend on third party suppliers for the development and supply of key raw materials and components for Direct FuelCell® products.

We use various raw materials and components to construct a fuel cell module, including nickel and stainless steel which are critical to our manufacturing process. We also rely on third-party suppliers for the balance-of-plant components in our Direct FuelCell® products. Suppliers must undergo a qualification process, which takes four to twelve months. We continually evaluate new suppliers and we are currently qualifying several new suppliers. There are a limited number of suppliers for some of the key components of Direct FuelCell® products. A supplier’s failure to develop and supply components in a timely manner, supply components that meet our quality, quantity or cost requirements, technical specifications, or our inability to obtain alternative sources of these components on a timely basis or on terms acceptable to us could harm our ability to manufacture our Direct FuelCell® products. In addition, to the extent the processes that our suppliers use to manufacture components are proprietary, we may be unable to obtain comparable components from alternative suppliers.

We do not know when or whether we will secure long-term supply relationships with any of our suppliers or whether such relationships will be on terms that will allow us to achieve our objectives. Our business, prospects, results of operations and financial condition could be harmed if we fail to secure long-term relationships with entities that will supply the required components for our Direct FuelCell® products.

We depend on our intellectual property, and our failure to protect that intellectual property could adversely affect our future growth and success.

Failure to protect our existing intellectual property rights may result in the loss of our exclusivity or the right to use our technologies. If we do not adequately ensure our freedom to use certain technology, we may have to pay others for rights to use their intellectual property, pay damages for infringement or misappropriation, or be enjoined from using such intellectual property. We rely on patent, trade secret, trademark and copyright law to protect our intellectual property. The patents that we have obtained will expire between 2009 and 2027 and the average remaining life of our U.S. patents is approximately 11.1 years.

Some of our intellectual property is not covered by any patent or patent application and includes trade secrets and other know-how that is not patentable, particularly as it relates to our manufacturing processes and engineering design. In addition, some of our intellectual property includes technologies and processes that may be similar to the patented technologies and processes of third parties. If we are found to be infringing third-party patents, we do not know whether we will be able to obtain licenses to use such patents on acceptable terms, if at all. Our patent position is subject to complex factual and legal issues that may give rise to uncertainty as to the validity, scope, and enforceability of a particular patent. Accordingly, we cannot assure you that:

•	any of the U.S., Canadian or foreign patents owned by us or other patents that third parties license to us will not be invalidated, circumvented, challenged, rendered unenforceable or licensed to others; or

•	any of our pending or future patent applications will be issued with the breadth of claim coverage sought by us, if issued at all.

In addition, effective patent, trademark, copyright and trade secret protection may be unavailable, limited or not applied for in certain foreign countries.

We also seek to protect our proprietary intellectual property, including intellectual property that may not be patented or patentable, in part by confidentiality agreements and, if applicable, inventors’ rights agreements with our subcontractors, vendors, suppliers, consultants, strategic partners and employees. We cannot assure you that these agreements will not be breached, that we will have adequate remedies for any breach or that such persons or institutions will not assert rights to intellectual property arising out of these relationships. Certain of our intellectual property have been licensed to us on a non-exclusive basis from third parties that may also license such intellectual property to others, including our competitors. If our licensors are found to be infringing third-party patents, we do not know whether we will be able to obtain licenses to use the intellectual property licensed to us on acceptable terms, if at all.

If necessary or desirable, we may seek extensions of existing licenses or further licenses under the patents or other intellectual property rights of others. However, we can give no assurances that we will obtain such extensions or further licenses or that the terms of any offered licenses will be acceptable to us. The failure to obtain a license from a third party for intellectual property that we use at present could cause us to incur substantial liabilities, and to suspend the manufacture or shipment of products or our use of processes requiring the use of that intellectual property.

While we are not currently engaged in any intellectual property litigation, we could become subject to lawsuits in which it is alleged that we have infringed the intellectual property rights of others or commence lawsuits against others who we believe are infringing upon our rights. Our involvement in intellectual property litigation could result in significant expense to us, adversely affecting the development of sales of the challenged product or intellectual property and diverting the efforts of our technical and management personnel, whether or not that litigation is resolved in our favor.

Our future success will depend on our ability to attract and retain qualified management and technical personnel.

Our future success is substantially dependent on the continued services and on the performance of our executive officers and other key management, engineering, scientific, manufacturing and operating personnel, particularly R. Daniel Brdar, our Chief Executive Officer and Chairman of the Board of Directors. The loss of the services of any executive officer, including Mr. Brdar, or other key management, engineering, scientific, manufacturing and operating personnel, could materially adversely affect our business. Our ability to achieve our development and commercialization plans will also depend on our ability to attract and retain additional qualified management and technical personnel. Recruiting personnel for the fuel cell industry is competitive. We do not know whether we will be able to attract or retain additional qualified management and technical personnel. Our inability to attract and retain additional qualified management and technical personnel, or the departure of key employees, could materially and adversely affect our development and commercialization plans and, therefore, our business prospects, results of operations and financial condition.

Our management may be unable to manage rapid growth effectively.

We may rapidly expand our manufacturing capabilities, accelerate the commercialization of our products and enter a period of rapid growth, which will place a significant strain on our senior management team and our financial and other resources. Any expansion may expose us to increased competition, greater overhead, marketing and support costs and other risks associated with the commercialization of a new product. Our ability to manage rapid growth effectively will require us to continue to improve our operations, to improve our financial and management information systems and to train, motivate and manage our employees. Difficulties in effectively managing the budgeting, forecasting and other process control issues presented by such a rapid expansion could harm our business prospects, results of operations and financial condition.

We may be affected by environmental and other governmental regulation.

We are subject to federal, state, provincial, and local regulation with respect to, among other things, emissions and siting. Assuming no co-generation applications are used in conjunction with our Direct FuelCell® plants, they will discharge humid flue gas at temperatures of up to 800 oF, water at temperatures of approximately 10-20 oF above surrounding air temperatures, and carbon dioxide.

In addition, it is possible that industry-specific laws and regulations will be adopted covering matters such as transmission scheduling, distribution, and the characteristics and quality of our products, including installation and servicing. These regulations could limit the growth in the use of carbonate fuel cell products, decrease the acceptance of fuel cells as a commercial product and increase our costs and, therefore, the price of our Direct FuelCell® products. Accordingly, compliance with existing or future laws and regulations could have a material adverse effect on our business prospects, results of operations and financial condition.

Utility companies could impose customer fees or interconnection requirements on our customers that could make our products less desirable.

Utility companies commonly charge fees to larger, industrial customers for disconnecting from the electric grid or for having the capacity to use power from the electric grid for back up purposes. These fees could increase the cost to our customers of using our Direct FuelCell® products and could make our products less desirable, thereby harming our business prospects, results of operations and financial condition.

Several states have created and adopted, or are in the process of creating, their own interconnection regulations covering both technical and financial requirements for interconnection to utility grids. Depending on the complexities of the requirements, installation of our systems may become burdened with additional costs that might have a negative impact on our ability to sell systems. The Institute of Electrical and Electronics Engineers has been working to create an interconnection standard addressing the technical requirements for distributed generation to interconnect to utility grids. Many parties are hopeful that this standard will be adopted nationally to help reduce the barriers to deployment of distributed generation such as fuel cells; however this standard may not be adopted nationally thereby limiting the commercial prospects and profitability of our fuel cell systems.

We could be liable for environmental damages resulting from our research, development or manufacturing operations.

Our business exposes us to the risk of harmful substances escaping into the environment, resulting in personal injury or loss of life, damage to or destruction of property, and natural resource damage. Depending on the nature of the claim, our current insurance policies may not adequately reimburse us for costs incurred in settling environmental damage claims, and in some instances, we may not be reimbursed at all. Our business is subject to numerous federal, state, and local laws and regulations that govern environmental protection and human health and safety. We believe that our businesses are operating in compliance in all material respects with applicable environmental laws, however these laws and regulations have changed frequently in the past and it is reasonable to expect additional and more stringent changes in the future.

Our operations may not comply with future laws and regulations and we may be required to make significant unanticipated capital and operating expenditures. If we fail to comply with applicable environmental laws and regulations, governmental authorities may seek to impose fines and penalties on us or to revoke or deny the issuance or renewal of operating permits and private parties may seek damages from us. Under those circumstances, we might be required to curtail or cease operations, conduct site remediation or other corrective action, or pay substantial damage claims.

We may be required to conduct environmental remediation activities, which could be expensive.

We are subject to a number of environmental laws and regulations, including those concerning the handling, treatment, storage and disposal of hazardous materials. These environmental laws generally impose liability on present and former owners and operators, transporters and generators for remediation of contaminated properties. We believe that our businesses are operating in compliance in all material respects with applicable environmental laws, many of which provide for substantial penalties for violations. We cannot assure you that future changes in such laws, interpretations of existing regulations or the discovery of currently unknown problems or conditions will not require substantial additional expenditures. Any noncompliance with these laws and regulations could subject us to material administrative, civil, or criminal penalties or other liabilities. In addition, we may be required to incur substantial costs to comply with current or future environmental and safety laws and regulations.

Our products use inherently dangerous, flammable fuels, operate at high temperatures and use corrosive carbonate material, each of which could subject our business to product liability claims.

Our business exposes us to potential product liability claims that are inherent in products that use hydrogen. Our products utilize fuels such as natural gas and convert these fuels internally to hydrogen that is used by our products to generate electricity. The fuels we use are combustible and may be toxic. In addition, our Direct FuelCell® products operate at high temperatures and our Direct FuelCell® products use corrosive carbonate material, which could expose us to potential liability claims. Although we have comprehensive safety, maintenance, and training programs in place and follow third party certification protocols, codes and standards, we cannot guarantee there will not be accidents. Any accidents involving our products or other hydrogen-using products could materially impede widespread market acceptance and demand for our Direct FuelCell® products. In addition, we might be held responsible for damages beyond the scope of our insurance coverage. We also cannot predict whether we will be able to maintain our insurance coverage on acceptable terms.

We are subject to risks inherent in international operations.

Since we market our Direct FuelCell® products both inside and outside the U.S. and Canada, our success depends, in part, on our ability to secure international customers and our ability to manufacture products that meet foreign regulatory and commercial requirements in target markets. Sales to customers located outside the U.S. accounted for approximately 68% of our consolidated revenue for the six months ended April 30, 2009, approximately 50% of our consolidated revenue in fiscal 2008, 34% of our revenue in fiscal 2007, and 20% of our revenue in fiscal 2006. Sales to customers in Asia represent the majority of our international sales. We have limited experience developing and manufacturing our products to comply with the commercial and legal requirements of international markets. In addition, we are subject to tariff regulations and requirements for export licenses, particularly with respect to the export of some of our technologies. We face numerous challenges in our international expansion, including unexpected changes in regulatory requirements, fluctuations in currency exchange rates, longer accounts receivable requirements and collections, difficulties in managing international operations, potentially adverse tax consequences, restrictions on repatriation of earnings and the burdens of complying with a wide variety of international laws. Any of these factors could adversely affect our operations and revenues.

Our stock price has been and could remain volatile.

The market price for our common stock has been and may continue to be volatile and subject to extreme price and volume fluctuations in response to market and other factors, including the following, some of which are beyond our control:

•	failure to meet our product development and commercialization milestones;

•	variations in our quarterly operating results from the expectations of securities analysts or investors;

•	downward revisions in securities analysts’ estimates or changes in general market conditions;

•	announcements of technological innovations or new products or services by us or our competitors;

•	announcements by us or our competitors of significant acquisitions, strategic partnerships, joint ventures or capital commitments;

•	additions or departures of key personnel;

•	investor perception of our industry or our prospects;

•	insider selling or buying;

•	demand for our common stock; and

•	general technological or economic trends.

In the past, following periods of volatility in the market price of their stock, many companies have been the subjects of securities class action litigation. If we became involved in securities class action litigation in the future, it could result in substantial costs and diversion of management’s attention and resources and could harm our stock price, business, prospects, results of operations and financial condition.

Provisions of Delaware and Connecticut law and of our charter and by-laws may make a takeover more difficult.

Provisions in our certificate of incorporation and by-laws and in Delaware and Connecticut corporate law may make it difficult and expensive for a third party to pursue a tender offer, change in control or takeover attempt that is opposed by our management and board of directors. Public stockholders who might desire to participate in such a transaction may not have an opportunity to do so. These anti-takeover provisions could substantially impede the ability of public stockholders to benefit from a change in control or change in our management and board of directors.

We depend on relationships with strategic partners, and the terms and enforceability of many of these relationships are not certain.

We have entered into relationships with strategic partners for design, product development and distribution of our existing products, and products under development, some of which may not have been documented by a definitive agreement. The terms and conditions of many of these agreements allow for termination by the partners. Termination of any of these agreements could adversely affect our ability to design, develop and distribute these products to the marketplace. We cannot assure you that we will be able to successfully negotiate and execute definitive agreements with any of these partners, and failure to do so may effectively terminate the relevant relationship.

Future sales of substantial amounts of our common stock could affect the market price of our common stock.

Future sales of substantial amounts of our common stock, or securities convertible or exchangeable into shares of our common stock, into the public market, including shares of our common stock issued upon exercise of options and warrants, or perceptions that those sales could occur, could adversely affect the prevailing market price of our common stock and our ability to raise capital in the future.

The rights of the Series 1 preferred shares and Series B preferred stock could negatively impact FuelCell.

The terms of the Series 1 preferred shares issued by FuelCell Energy, Ltd., our wholly-owned, indirect subsidiary, provide rights to the holder, Enbridge Inc. (“Enbridge”), including dividend and conversion rights among others that could negatively impact us. For example, the terms of the Series 1 preferred shares provide that the holders are entitled to receive cumulative dividends for each calendar quarter for so long as such shares are outstanding. Assuming the exchange rate for Canadian dollars is Cdn.$.89 to U.S.$1.00 (the exchange rate on June 15, 2009) at the time of the applicable dividend payment date, we are required to pay a preferred dividend of approximately $278,125 per calendar quarter, subject to reduction in accordance with the terms of the Series 1 preferred shares. The terms of the Series 1 preferred shares also require that the holder be paid any accrued and unpaid dividends on December 31, 2010. To the extent that there is a significant amount of accrued dividends that is unpaid as of December 31, 2010, and we do not have sufficient working capital at that time to pay the accrued dividends, our financial condition could be adversely affected. As of October 31, 2008, cumulative unpaid dividends and accrued interest totaled approximately $7.4 million on the Series 1 preferred shares. We have guaranteed these dividend obligations, including paying a minimum dividend of Cdn.$500,000 in cash annually to Enbridge for so long as Enbridge holds the Series 1 preferred shares. We have also guaranteed the liquidation obligations of FuelCell Energy, Ltd. under the Series 1 preferred shares.

We are also required to issue common stock to the holder of the Series 1 preferred shares if and when the holder exercises its conversion rights. The number of shares of common stock that we may issue upon conversion could be significant and dilutive to our existing stockholders. For example, assuming the holder of the Series 1 preferred shares exercises its conversion rights after July 31, 2020 and assuming our common stock price is U.S. $4.39 (our common stock closing price on June 15, 2009) and the exchange rate for Canadian dollars is Cdn.$.89 to U.S. $1.00 (exchange rate on June 15, 2009) at the time of conversion, we would be required to issue approximately 5,354,131 shares of our common stock.

The terms of the Series B preferred stock also provide rights to their holders that could negatively impact us. Holders of the Series B preferred stock are entitled to receive cumulative dividends at the rate of $50 per share per year, payable either in cash or in shares of our common stock. To the extent the dividend is paid in shares, additional issuances could be dilutive to our existing stockholders and the sale of those shares could have a negative impact on the price of our common stock. A share of our Series B preferred stock may be converted at any time, at the option of the holder, into 85.1064 shares of our common stock (which is equivalent to an initial conversion price of $11.75 per share), plus cash in lieu of fractional shares. Furthermore, the conversion rate applicable to the Series B preferred stock is subject to adjustment upon the occurrence of certain events.

If we fail to maintain an effective system of internal controls, we may not be able to accurately report our financial results or prevent fraud, which could harm our brand and operating results.

Effective internal controls are necessary for us to provide reliable and accurate financial reports and effectively prevent fraud. We have devoted significant resources and time to comply with the internal control over financial reporting requirements of the Sarbanes-Oxley Act of 2002. In addition, Section 404 under the Sarbanes-Oxley Act of 2002 requires that we assess, and that our auditors attest to, the design and operating effectiveness of our controls over financial reporting. Our compliance with the annual internal control report requirement for each fiscal year will depend on the effectiveness of our financial reporting and data systems and controls. Inferior internal controls could cause investors to lose confidence in our reported financial information, which could have a negative effect on the trading price of our stock and our access to capital.

Our results of operations could vary as a result of methods, estimates and judgments we use in applying our accounting policies.

The methods, estimates and judgments we use in applying our accounting policies have a significant impact on our results of operations (see “Critical Accounting Policies and Estimates” in Part II, Item 7 of our fiscal 2008 Form 10-K). Such methods, estimates and judgments are, by their nature, subject to substantial risks, uncertainties and assumptions, and factors may arise over time that leads us to change our methods, estimates and judgments. Changes in those methods, estimates and judgments could significantly affect our results of operations. Examples include:

The calculation of share-based compensation under SFAS 123R, requires us to use valuation methodologies that include a number of assumptions, estimates and conclusions regarding matters such as expected forfeitures, expected volatility of our share price, the expected dividend rate with respect to our common stock and the exercise behavior of our employees. Furthermore, there are no means, under applicable accounting principles, to compare and adjust our expense if and when we learn about additional information that may affect the estimates that we previously made with the exception of changes in expected forfeitures of share-based awards. Factors may arise over time that lead us to change our estimates and assumptions with respect to future share-based compensation arrangements, resulting in variability in our share-based compensation over time.

As our fuel cell products are in their initial stages of development and market acceptance, actual costs incurred could differ materially from those previously estimated. Once we have established that our fuel cell products have achieved commercial market acceptance and order backlog is comparable to our production capacity and future costs can be reasonably estimated, then estimated costs to complete an individual contract, in excess of revenue, will be accrued immediately upon identification.

USE OF PROCEEDS

We estimate that the net proceeds to us from this offering, after payment of estimated placement agent fees and estimated offering expenses payable by us, will be approximately $22.5 million.

We intend to use the net proceeds of this offering for market and product development, project financing, expansion of manufacturing capacity and general corporate purposes. General corporate purposes may include capital expenditures, repayment of debt, payment of dividends and any other purposes. We expect to invest the net proceeds in money-market funds or U.S. treasuries until we use them for their stated purpose.

DESCRIPTION OF CAPITAL STOCK

The description of our common stock is set forth under the heading “Description of Capital Stock”, beginning on page 21 of the accompanying prospectus.

DILUTION

If you purchase any of the shares of common stock offered by this prospectus supplement, you will experience dilution to the extent of the difference between the offering price per share of common stock you pay in this offering and the net tangible book value per share of our common stock immediately after this offering. Our unaudited net tangible book value as of April 30, 2009, was approximately $85.5 million, or $1.22 per share of common stock. Net tangible book value per share is equal to our total tangible assets minus total liabilities, all divided by the number of shares of common stock outstanding.

After giving effect to the assumed sale of 6,737,166 shares of common stock in this offering at a price of $3.59 per share, and after deducting the placement agency fees and our estimated offering expenses, our as adjusted net tangible book value as of April 30, 2009, would have been approximately $108.0 million, or approximately $1.40 per share of common stock. This represents an immediate increase in net tangible book value of approximately $0.18 per share to existing stockholders and an immediate dilution of approximately $2.19 per share to new investors. The following table illustrates this calculation on a per share basis:

Offering price per share		$3.59
Net tangible book value per share as of April 30, 2009	$1.22
Increase per share attributable to this offering	$0.18
As adjusted net tangible book value per share after this offering		$1.40
Dilution per share to new investors		$2.19

The number of shares of common stock outstanding used for existing stockholders in both the table and calculations above is based on 70,254,465 shares outstanding as of April 30, 2009, and excludes:

•	approximately 5,457,022 shares of our common stock issuable upon conversion of 64,120 shares of our 5% Series B Cumulative Convertible Perpetual Preferred Stock outstanding at April 30, 2009;

•	207,952 shares of our common stock issuable upon conversion of 1,000,000 Series 1 preferred shares issued by FuelCell Energy, Ltd., our wholly-owned Canadian subsidiary (formerly known as FCE Canada, Inc.) outstanding at April 30, 2009;

•	507,500 shares of our common stock issuable upon the exercise of warrants outstanding at April 30, 2009;

•	5,957,955 shares of our common stock issuable upon the exercise of options outstanding at April 30, 2009 under our stock option plans;

•	55,670 shares of our common stock available for future issuance under our stock option plans; and

•	242,383 shares of our common stock available for future issuance under our employee stock purchase plan.

PLAN OF DISTRIBUTION

We are offering the shares on a best efforts basis through Canaccord Adams Inc., and Lazard Capital Markets LLC, the placement agents. Canaccord Adams Inc. and Lazard Capital Markets LLC have agreed to act as the placement agents for the sale of up to 6,737,166 shares of common stock, subject to the terms and conditions contained in a Placement Agency Agreement dated as of June 16, 2009 between us and the placement agents. The placement agents are not purchasing or selling any securities under this prospectus supplement or the accompanying prospectus, nor are they required to arrange for the purchase or sale of any specific number or dollar amount of shares.

The placement agent agreement provides that the obligations of the placement agents and the investors are subject to certain conditions precedent, including the absence of any material adverse changes in our business and the receipt of customary legal opinions, letters and certificates.

We will pay the placement agents an aggregate placement agent fee equal to six percent of the gross proceeds of the sale of shares of common stock in the offering, plus the reimbursement of expenses (including legal fees). In no event will the total amount of compensation paid to the placement agents upon completion of this offering exceed 8% of the gross proceeds of the offering. The estimated offering expenses payable by us, in addition to the placement agents’ fee of $1,451,186, are approximately $250,000, which includes our legal and accounting costs, the placement agents’ expenses (including legal fees) and various other fees associated with registering and listing the common shares. After deducting certain fees due to the placement agents and our estimated offering expenses, we expect the net proceeds from this offering to be approximately $22.5 million.

Lazard Freres & Co. LLC referred this transaction to Lazard Capital Markets LLC and will receive a referral fee from Lazard Capital Markets LLC in connection therewith. James Kempner, a Managing Director of Lazard Frères & Co. LLC, is the son of Tom Kempner, one of our directors.

We have agreed to indemnify the placement agents and Lazard Freres & Co. LLC against certain liabilities, including liabilities under the Securities Act of 1933, as amended, and liabilities arising from breaches of representations and warranties contained in the placement agency agreement. We have also agreed to contribute to payments the placement agents and Lazard Freres & Co. LLC may be required to make in respect of such liabilities.

We, along with our executive officers and directors, have agreed to certain lock-up provisions with regard to future sales of our common stock and other securities convertible into or exercisable or exchangeable for common stock for the period beginning on the closing date of the offering and ending 90 days thereafter with such 90 day period being extended in certain circumstances.

The placement agency agreement with the placement agents is included as an exhibit to our Current report on Form 8-K that we have filed with the SEC in connection with this offering.

The transfer agent for our common shares to be issued in this offering is American Stock Transfer & Trust Company. Our common shares are traded on The NASDAQ Global Market under the symbol “FCEL.”

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Robinson & Cole LLP, Stamford, Connecticut. Certain matters will be passed upon for the underwriters by Choate, Hall & Stewart LLP, Boston, Massachusetts.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934 and, therefore, we file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission (SEC). Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. The SEC’s website contains reports, proxy and information statements and other information regarding issuers, such as us, that file electronically with the SEC. You may also read and copy any document we file with the SEC at the SEC’s public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549 and the web site of the SEC at www.sec.gov. You may also obtain copies of these documents at prescribed rates by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of its Public Reference Room. Our common stock is quoted on The Nasdaq Global Market, and you may also inspect and copy our SEC filings at the offices of the National Association of Securities Dealers, Inc. located at 1735 K Street, N.W., Washington, D.C. 20006. The SEC maintains an Internet web site that contains reports, proxy and information statements and other information regarding issuers, including us, that file electronically with the SEC.

You should rely only on the information provided in, and incorporated by reference in, this prospectus supplement and the prospectus and the registration statement. We have not authorized anyone else to provide you with different information. Our securities are not being offered in any state where the offer is not permitted. You should assume that the information in this prospectus supplement is accurate only as of the dates of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus supplement. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus, while information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference into this registration statement and prospectus the documents listed below, and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934:

•	Our Annual Report on Form 10-K for the fiscal year ended October 31, 2008, filed with the SEC on January 14, 2009;

•	Our definitive proxy statement on Schedule 14A, filed with the SEC on February 11, 2009;

•	Our Quarterly Reports on Form 10-Q for the fiscal periods ended January 31, 2009, and April 30, 2009, filed with the SEC on March 12, 2009, and June 9, 2009, respectively;

•	Our current reports on Form 8-K, as filed with the SEC on March 30, 2009, and June 10, 2009; and

•	The description of our common stock set forth in our registration statement on Form 8-A, filed with the SEC on June 6, 2000, including any amendments or reports filed for the purposes of updating this description.

We will furnish without charge to you, on written or oral request, a copy of any or all of the documents incorporated by reference, including exhibits to these documents. You should direct any requests for documents to FuelCell Energy, Inc., Attention: Corporate Secretary, 3 Great Pasture Road, Danbury, Connecticut 06813, telephone: (203) 825-6000.

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to our securities offered hereby. This prospectus supplement, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules filed therewith. We have omitted certain parts of the registration statement as permitted by the rules and regulations of the SEC. For further information about us and our securities offered hereby, reference is made to the registration statement and the exhibits and schedules filed therewith. Statements contained in this prospectus supplement regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the registration statement.